Exhibit 10.16
FIRST LOAN MODIFICATION AGREEMENT
     This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 13, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and APRIMO, INCORPORATED, a Delaware corporation with its chief executive office located at 510 East 96th Street, Suite 300, Indianapolis, Indiana 46240 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 30, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 30, 2004, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement between Borrower and Bank dated as of September 30, 2004 (together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1.	The Loan Agreement shall be amended by deleting Section 2.1.1(a) in its entirety and inserting in lieu thereof the following:

“(a) Availability. Bank shall make Advances not exceeding (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. Notwithstanding the foregoing, through September 11, 2005, Bank shall make Advances not exceeding (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus (ii) Excess Availability, minus (iii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) (other than Letters of Credit included in Excess Availability), minus (iv) the FX Reserve, and minus (v) the aggregate outstanding Advances hereunder (including any Cash Management Services (other than Cash Management Services included in Excess Availability).”

2.	The Loan Agreement shall be amended by deleting the amount of “3,000,000.00” appearing in the second sentence of Section 2.1.2(a) (Letters of Credit Sublimit) and inserting the amount of “One Million Dollars ($1,000,000.00)” in lieu thereof.

3.	The Loan Agreement shall be amended by deleting the amount of “$500,000.00” appearing in the second sentence of Section 2.1.3 (Foreign Exchange Sublimit) and inserting the amount of “One Million Dollars ($1,000,000.00)” in lieu thereof.

4.	The Loan Agreement shall be amended by deleting the amount of “$500,000.00” appearing in the first sentence of Section 2.1.4 (Cash Management Sublimit) and inserting the amount of “One Million Dollars ($1,000,000.00)” in lieu thereof.

5.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.1.1(c) thereof:

“(c)Interest Rate. The principal amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of: (i) the aggregate of the Prime Rate and three quarters of one percent (0.75%), and (ii) five percent (5.0%), which interest shall be payable monthly. Notwithstanding anything to the contrary contained herein, Borrower may prepay any outstanding balance of the Revolving Line at any time without penalty or liability (other than as specifically provided herein).”

and inserting in lieu thereof the following:

“(c)Interest Rate. The principal amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of: (i) the aggregate of the Prime Rate and three quarters of one percent (0.75%), and (ii) five percent (5.0%), which interest shall be payable monthly. Notwithstanding the foregoing, commencing on the 2005 Closing Date, the principal amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the aggregate of the Prime Rate and three quarters of one percent (0.75%), which interest shall be payable monthly. Borrower may prepay any outstanding balance of the Revolving Line at any time without penalty or liability (other than as specifically provided herein).”

6.	The Loan Agreement shall be amended by deleting the following appearing as Section 6.2(b) thereof:

“(b)Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable (by invoice date).”

and inserting in lieu thereof the following:

“(b)Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Office in the form of Exhibit C, with aged listings of accounts receivable (by invoice date): (i) within thirty (30) days after the last day of each month in which Credit Extensions were outstanding or requested, and (ii) within thirty (30) days after the last day of each quarter in which no Credit Extensions were outstanding or requested.”

7.	The Loan Agreement shall be amended by inserting the following text at the end of Section 6.6 thereof:

“(c)Borrower shall direct each account debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”).”

8.	The Loan Agreement shall be amended by deleting Section 6.7 entitled “Financial Covenants” in its entirety, and inserting in lieu thereof the following:

“6.7 Financial Covenants. Borrower shall maintain at all times, to be tested as of the last day of each quarter, unless otherwise noted:

(a) Minimum Bookings. Tested quarterly, Bookings of at least: (i) Seven Million Dollars ($7,000,000.00) for the quarter ending June 30, 2005, (ii) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for the quarter ending September 30, 2005, (iii) Ten Million Five Hundred Thousand Dollars ($10,500,000.00) for the quarter ending December 31, 2005, and (iv) thereafter, to be mutually agreed upon in writing by the Borrower and Bank no later than December 31, 2005, however, it shall be an Event of Default hereunder, if the Borrower and Bank do not agree in writing to same on or before December 31, 2005.”

(b) EBITDA. Borrower shall have: (i) EBITDA losses not to exceed One Million Dollars ($1,000,000.00) for each of the three (3) month period ending June 30, 2005 through August 31, 2005, (ii) positive EBITDA of at least Three Hundred Thousand Dollars ($300,000.00) for each of the three (3) month period ending September 30, 2005 through December 31, 2005, and (iii) thereafter, to be mutually agreed upon in writing by the Borrower and Bank no later than December 31, 2005, however, it shall be an Event of Default hereunder, if the Borrower and Bank do not agree in writing to same on or before December 31, 2005. “

9.	The Loan Agreement shall be amended by inserting the following new provision to appear as Section 8.11 thereof:

“8.11 LockBox Account. Borrower fails to direct each account debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”). It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within sixty (60) days after the 2005 Closing Date.”

10.	The Loan Agreement shall be amended by deleting the first sentence of “Eligible Accounts” appearing in Section 13.1 thereof and inserting in lieu thereof the following:

““Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower five (5) Business Days advance notice.”

11.	The Loan Agreement shall be amended by inserting the following provision to appear as subsection (g) in the definition of “Permitted Indebtedness”:

“(g)Indebtedness of Orix Venture Finance LLC.”

12.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral.”

““Eligible Foreign Accounts” are Accounts for which the account debtor does not have its principal place of business in the United States that Bank approves in writing, and Accounts for which the account debtor has its principal place of business in Canada.”

““Revolving Line” is an Advance or Advances of up to $4,000,000.00; provided, however, that prior to the Initial Audit, the maximum amount of outstanding Advances shall be $1,000,000.00.”

and inserting in lieu thereof the following:

““Borrowing Base” is:

(i) eighty percent (80.0%) of Eligible Accounts,

plus

(ii) ninety percent (90.0%) of Unrestricted Cash;

all as determined by Bank based upon Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral. “

““ Eligible Foreign Accounts” are Accounts for which the account debtor does not have its principal place of business in the United States that Bank approves in writing, and Accounts for which the account debtor has its principal place of business in Canada, but are otherwise Eligible Accounts, and that SVB approves in writing. As used herein, Eligible Foreign Accounts shall include, Clydesdale Bank and/or Yorkshire Bank, provided that the total Advances relating thereto do not exceed Five Hundred Thousand Dollars ($500,000.00);”

““Revolving Line” is an Advance or Advances of up to Ten Million Dollars ($10,000,000.00).”

13.	The Loan Agreement shall be amended by inserting the following definitions to appear alphabetically in Section 13.1 thereof:

““2005 Closing Date” is June 13, 2005. “

““Bookings” as defined in Borrower’s financial statements, as calculated in the ordinary course of Borrower’s business, consistent with past practices.”

““EBITDA” means earnings before interest, taxes, depreciation and amortization, and a one time acquisition related expenses (in an amount not to exceed Two Million five Hundred Thousand Dollars ($2,500,000.00) in accordance with GAAP.”

““Excess Availability” is defined as One Million Dollars ($1,000,000.00), minus up to: (i) Seventy-Five Thousand Dollars ($75,000.00) in standby Letters of Credit and (ii) Fifteen Thousand Dollars ($15,000.00), in the aggregate, for cash management services.”

““Unrestricted Cash” shall mean all cash and cash equivalents maintained at Bank in Borrower’s name that are unrestricted and not pledged to any other Person.”

14.	Notwithstanding Section 2.4(c) of the Loan Agreement, all outstanding and unpaid Unused Revolving Line Facility Fees shall be due and payable on the earlier to occur of (x) October 1, 2005, and (y) the termination of the Loan Agreement.

15.	Notwithstanding Section 6.2(d) of the Loan Agreement, the Initial Audit shall occur prior to sixty (60) days after the date of this First Loan Modification Agreement.

16.	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Exhibit A hereto.

17.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.
B.	Waivers.
1.	Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the financial reporting requirements set forth in: (i) Section 6.2(a)(i), and 6.2(c) for the months ended October 31, 2004, November 30, 2004, January 31, 2005, and February 28, 2005, and (ii) 6.2(b) as of the months ended September 30, 2004 through and including March 31, 2005. Bank’s waiver of Borrower’s compliance of said affirmative covenants shall apply only to the foregoing specific periods.
4. FEES. Borrower shall pay to Bank a modification fee equal to Thirty-Seven Thousand Five Hundred Dollars ($37,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of September 30, 2004, between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, shall remain in full force and effect. Notwithstanding the terms and conditions of the Intellectual Property Security Agreement, the Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within 30 days of any such filing.
6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 30, 2004, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.
7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

APRIMO, INCORPORATED		SILICON VALLEY BANK

By:	/s/ William M. Godfrey	By:

Name:	William M. Godfrey	Name:

Title:	Chief Executive Officer	Title:

EXHIBIT A
BORROWING BASE CERTIFICATE

Borrower:	Aprimo, Incorporated	Bank:	Silicon Valley Bank

Commitment Amount:	$10,000,000.00

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of _____	$
2. Additions (please explain on reverse)	$
3. TOTAL ACCOUNTS RECEIVABLE	$
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due	$
5. Balance of 50% over 90 day accounts	$
6. Credit balances over 90 days	$
7. Concentration Limits	$
8. Foreign Accounts	$
9. Governmental Accounts	$
10. Contra Accounts	$
11. Promotion or Demo Accounts	$
12. Intercompany/Employee Accounts	$
13. Deferred Revenue	$
14. Other (please explain on reverse)	$
15. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
16. Eligible Accounts (#3 minus #15)	$
17. LOAN VALUE OF ELIGIBLE ACCOUNTS (80% of #16, plus 90% of Unrestricted Cash)	$
BALANCES
18. Maximum Loan Amount	$
19. Total Funds Available (Lesser of #17 or #18)	$
20. Present balance owing on Line of Credit	$
21. Outstanding under Sublimits (Letter of Credit, Cash Mgt, F/X)	$
22. RESERVE POSITION (#19 minus #20 and #21)	$
The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:	BANK USE ONLY

Received By:

Date:

By:	Reviewed By:

Authorized Signer	Compliance Status: Yes / No

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
FROM:	APRIMO, INCORPORATED
The undersigned authorized officer of Aprimo, Incorporated hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) there are no Events of Default, and all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements & CC	Monthly w/in 30 days	Yes	No
Annual Financial Statements (CPA Audited)&CC	FYE within 180 days	Yes	No
10K, 10Q and 8K	Within 5 days after filing w/ SEC	Yes	No
BBC and A/R Agings	Monthly w/in 30 days*	Yes	No
(for months with Credit Extensions outstanding, otherwise Quarterly w/i 30 days)

Audit	Annually, and w/i 60 days	Yes	No
of the First Loan Modification

Financial Covenant	Required		Actual	Complies:
Minimum Bookings (quarterly)	$	*	$	Yes	No
Minimum EBITDA (monthly)	$	*	$	Yes	No

*	As set forth in Section 6.7 of the Agreement.

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Sincerely,
	Date:	Received By:

Signature		Date:

Reviewed By:

Title		Compliance Status: Yes / No